Exhibit 10.36

COLUMBUS McKINNON CORPORATION THRIFT 401(K) PLAN
AMENDMENT NO. 14 OF THE 1998 PLAN RESTATEMENT

Columbus McKinnon Corporation (the "Corporation") hereby amends the Columbus McKinnon Corporation Thrift 401(K) Plan (the "Plan"), as amended and restated in its entirety effective January 1, 1998, and as further amended by Amendment Nos. 1through 13, as permitted under Section 14.1 of the Plan, as follows:

1.             Section 1.6, entitled “Base Pay,” is amended effective January 1, 2008 by revising the portion of Section 1.6(a) prior to Section 1.6(a)(1) to read as follows:

“(a)           In General.  “Base Pay” means, with respect to a Participant for a pay period or other period, the Participant’s compensation as defined in Code Section 415(c)(3) and Treasury Regulation §1.415(c)-2(d)(4) (“wages” reported on Form W-2), which is paid to the Participant on any pay day with respect to such pay period or other period by one or more Employers.  Effective January 1, 2008, an amount is not Base Pay if it is paid after the Participant’s severance from employment unless (i) the Participant is in qualified military service (as defined in Code Section 414(u)), (ii) the Participant is permanently and totally disabled (as defined in Code Section 22(e)(3)), or (iii) the amount is paid by the later of 2-1/2 months after severance from employment or the end of the year that includes the date of severance from employment and is described in Treasury Regulation §1.415(c)-2(e)(3)(ii) or (iii).  The phrase “aggregate Base Pay” with respect to a Plan Year or other period means the sum of the periodic payments of Base Pay made to a Participant during such Plan Year or other period.”  (The emphasis is not included in the amendment.)

2.             Section 1.14, entitled “Eligible Employee,” is amended effective June 1, 2007 by revising Section 1.14(a) to read as follows:

“(a)           In General.  “Eligible Employee” means (i) any Employee who is employed by an Employer and who is regularly employed at a facility located inside the United States of America and (ii) effective June 1, 2007, any Employee who is a US citizen or US permanent resident  and who employed by an Employer outside the United States of America.”

3.             Section 1.38, entitled “Year of Vesting Service,” is amended effective January 1, 1998 to include new Section 1.38(c) to read as follows:

(c)           Potential Leased Employee Who Becomes an Employee.  If the employment status of an employee, who was employed other than as a common law employee and who was not a Leased Employee but who would have become a Leased Employee upon the expiration of time, e.g., the employee of a temp agency, is changed so that he becomes an employee at common law, he shall be given credit for his service prior to such change in status for vesting as if he had been an Employee during such prior service.

Columbus McKinnon Corporation Thrift 401(k) Plan
Page  of Amendment No. 14 of the 1998 Plan Restatement

4.             Section 4.4, entitled “Distribution of Excess Contributions,” is amended effective January 1, 2008 by revising the second sentence of Section 4.4(d)(1) to read as follows:

“ The income or loss allocable to Excess Contributions is the sum of: (i) the income or loss allocable to the Participant’s Salary Reduction Contribution Account for the taxable year multiplied by a fraction, the numerator of which is Excess Contribution for the year and the denominator of which is the Participant’s Account balance attributable to Salary Reduction Contributions without regard to any income or loss occurring during such taxable year, and, for Plan Years beginning before January 1, 2008 only, (ii) 10 percent of the amount determined under “(i)” multiplied by the number of whole calendar months between the end of the Participant’s taxable year and the date of distribution, counting the month of distribution if distribution occurs after the 15th day of such month.”  (The emphasis is not included in the amendment.)

5.             Section 5.2, entitled “Definitions,” is amended effective January 1, 2008 by revising Section 5.2(c) to read as follows:

(c)           “Taxable Compensation” means, with respect to a Limitation Year, compensation as defined under Code Section 415(c)(3) and the Treasury Regulations thereunder.  For more specificity, “Section 415 Compensation” shall mean compensation reported on Form W-2 within the meaning of Treasury Regulation §1.415(c)-2(d)(4) increased by elective deferrals and other amounts required under Code Section 415(c)(3)(D) to be included in compensation except that amounts excluded from the employee’s gross income under Code Section 132(f)(4) shall not be included in “Taxable Compensation” before the Limitation Year beginning on January 1, 2001.  Effective January 1, 2008, an amount is not Taxable Compensation if it is paid after the Participant’s severance from employment unless (i) the Participant is in qualified military service (as defined in Code Section 414(u)), (ii) the Participant is permanently and totally disabled (as defined in Code Section 22(e)(3)), or (iii) the amount is paid by the later of 2-1/2 months after severance from employment or the end of the year that includes the date of severance from employment and is described in Treasury Regulation §1.415(c)-2(e)(3)(ii) or (iii).  In no event shall a Participant’s Taxable Compensation for a Limitation Year beginning on or after January 1, 1989 exceed the applicable Code Section 401(a)(17) Limit set forth in Section 1.6(b). .”  (The emphasis is not included in the amendment.)

6.             Section 5.3, entitled “Adjustment to Reduce Annual Additions,” is amended effective January 1, 2008 to read as follows:

5.3           Adjustment to Reduce Annual Addition.  A Participant’s Annual Addition under the Plan shall be reduced if necessary to satisfy the limitation of Section  5.1 at such times and in such manner as may be provided in Revenue Procedure 2006-27 or similar guidance issued by the Internal Revenue Service.”

Columbus McKinnon Corporation Thrift 401(k) Plan
Page 3 of Amendment No. 14 of the 1998 Plan Restatement

7.             Section 9.1, entitled “Time of Distribution,” is amended effective January 1, 2007 to change “90 days” to “180 days” in Section 9.1(c)(1).

8.             Section 9.4, entitled “Eligible Rollover Distributions,” is amended effective January 1, 2008 by adding the following sentence at the end of Section 9.4(a)(3):

“ Effective with respect to distributions made after December 31, 2007, a “distributee” includes a nonspouse beneficiary but only if the direct rollover is paid to an inherited individual retirement plan within the meaning of Code Section 402(c)(11).”

9.             Section 11.9, entitled “Administration Expenses,” is amended effective January 1, 2007 to read as follows:

“11.9      Administration Expenses.  Each Employer shall share in the expenses of the Plan in such proportions as the Committee shall determine.  The Employers shall pay directly the expenses of administering the Plan, including the fees and disbursements of the Trustee (exclusive of brokerage commissions, transfer taxes and similar costs of acquiring and disposing of securities) except that administrative expenses charged by the sponsor of an Investment Fund against such Fund shall be paid from such Fund and not be the Employers.  The Employers shall also pay the fees of any attorney, advisor, or other expert engaged by the Committee to assist it in the operation and administration of the Plan.  Notwithstanding the foregoing, the Committee may determine to have some or all of the administrative expenses of the Plan charged against Participant Accounts on a uniform basis or, where an expense item is for the exclusive benefit of one Participant, charged against that Participant’s account.”

10.           Section 15.2, entitled “Definitions”, is amended effective January 1, 2008 by substituting “1.415(c)-2(d)” for “1.415-2(d)” where it appears in Section 15.2(i).

WITNESS WHEREOF, this instrument of amendment has been executed by a duly authorized officer of the Corporation this 21st day of December, 2007.

COLUMBUS McKINNON CORPORATION

By	/s/ Timothy Harvey

Title	Corporate Secretary